TOPAZ GROUP INCORPORATED

                             2001 STOCK OPTION PLAN


1.   Purpose
     -------

            The purpose of this plan (the "Plan") is to secure for Topaz Group Incorporated (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers, directors and consultants of the Company and its affiliated corporations who are expected to contribute to the Company's future growth and success. The Plan is also designed to attract and retain other persons who will provide services to the Company. Those provisions of the Plan which make express reference to Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"), shall apply only to Incentive Stock Options (as that term is defined in the Plan). The Plan was adopted by the Board of Directors of the Company (the "Board") on May 15, 2001, subject to the approval of the stockholders of the Company.


2.   Type of Options and Administration
     ----------------------------------

            (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board (or the committee appointed by the Board in accordance with Section 2(b) below) and may be either incentive stock options ("Incentive Stock Options") intended to meet the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code ("Non-Qualified Options").

            (b) Administration. The Plan will be administered by the Board, in the case of options granted under the Plan to non-employee directors of the Company, or, in the case of all other options granted under the Plan, by the Board or a committee (the "Committee") consisting of two or more directors appointed by the Board, in each case whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive and binding upon the optionee and all other persons interested or claiming interests under the Plan. Notwithstanding the foregoing, if the Company is or becomes a corporation issuing any class of common equity securities required to be registered under section 12 of the Securities Exchange Act of 1934 (a "Reporting Company"), to the extent necessary to preserve any deduction under Section 162(m) of the Code or to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule ("Rule 16b-3"), any Committee appointed by the Board to administer the Plan shall be comprised of two or more directors each of whom shall be a "non-employee director," within the meaning of Rule 16b-3, and an "outside director," within the meaning of Treasury Regulation Section 1.162-27(e)(3), (the "Committee") and the delegation of powers to the Committee shall be consistent with applicable laws and regulations (including, without limitation, applicable state law and Rule 16b-3). The Board or Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $0.001 par value per share ("Common Stock"), and issue shares upon exercise of such options as provided in the Plan. The Board or Committee shall have authority, subject to the express provisions of the Plan, to

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construe the respective option agreements and the Plan; to prescribe,  amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective option agreements, which need not be identical; and to make all other determinations in the judgment of the Board or Committee necessary or desirable for the administration of the Plan. The Board or Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.


3.   Eligibility
     -----------

            Options may be granted to persons who are, at the time of grant, employees, officers, directors or consultants of the Company or any parent or subsidiary of the Company, as respectively defined in Sections 424(e) and 424(f) of the Code (each such parent and subsidiary of the Company hereinafter individually and collectively called an "Affiliate"), provided, that Incentive Stock Options may only be granted to individuals who are employees (within the meaning of Section 3401(c) of the Code) of the Company or any Affiliate. Options may also be granted to other persons, provided that such options shall be Non-Qualified Options. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board or Committee shall so determine. Notwithstanding anything in the Plan to the contrary, if the Company is or becomes a Reporting Company, no employee of the Company or an Affiliate shall be granted options with respect to more than 2,000,000 shares of Common Stock during any calendar year.


4.   Stock Subject to Plan
     ---------------------

            The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and/or sold under the Plan is 1,000,000 shares. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.


5.    Forms of Option Agreements
      --------------------------

            As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan and as may be approved by the Board or the Committee. The terms of such option agreements may differ among recipients.


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6.   Purchase Price
     --------------

            (a) General. The purchase price per share of Common Stock issuable upon the exercise of an option shall be determined by the Board or the Committee at the time of grant of such option, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such Common Stock at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b) of the Plan. "Fair Market Value" of a share of Common Stock of the Company as of a specified date for purposes of the Plan shall mean the average trading price of a share of the Common Stock on the principal securities exchange (including but not limited to The Nasdaq SmallCap Market or The Nasdaq National Market) on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock shall be determined in good faith by the Board.

            (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means (including, without limitation, cashless exercise) which the Board determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 if the Company is or becomes a Reporting Company).


7.   Exercise Option Period
     ----------------------

            Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board or the Committee and set forth in the applicable option agreement, provided, that such date shall not be later than ten (10) years after the date on which the option is granted.


8.   Exercise of Options
     -------------------

            Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board or Committee may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.


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9.   Nontransferability of Options
     -----------------------------

            No option granted under this Plan shall be assignable or otherwise transferable by the optionee, except by will or by the laws of descent and distribution. An option may be exercised during the lifetime of the optionee only by the optionee.


10.  Effect of Termination of Employment or Other Relationship
     ---------------------------------------------------------

            Except as provided in Section 11(d) of the Plan with respect to Incentive Stock Options and except as may otherwise be determined by the Board or Committee at the date of grant of an option, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Company and its Affiliates or within one (1) year if such termination was due to the death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) of the optionee (to the extent such option is otherwise exercisable at the time of such termination) but in no event later than the expiration date of the option. Notwithstanding the foregoing and except as may otherwise be determined by the Board or Committee, if the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board shall have the power to determine, in its sole discretion, what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee and all other persons interested or claiming interests under the Plan.


11.  Incentive Stock Options
     -----------------------

            Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

            (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

            (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:


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                (i) the purchase  price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

                (ii) the option exercise period shall not exceed five (5) years from the date of grant.

            (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

            (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company or its Affiliate, except that:

                (i) an Incentive Stock Option may be exercised within the period of three (3) months after the date the optionee ceases to be an employee of the Company or its Affiliate (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of such cessation,

                (ii) if the optionee dies while in the employ of the Company or its Affiliate, or within three (3) months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one (1) year after the date of death (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of the optionee's death, and

                (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company or its Affiliate, the Incentive Stock Option may be exercised within the period of one (1) year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of such cessation.

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Treasury Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.


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12.  Additional Provisions
     ---------------------

            (a) Additional Option Provisions. The Board or the Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation, restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses or to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board or the Committee, provided, that such additional provisions shall not be inconsistent with the requirements of applicable law and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

            (b) Acceleration, Extension, Etc. The Board or the Committee may, in its sole discretion (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised, or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised, provided, however, that no such acceleration or extension shall be permitted if it would (i) cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, or (ii) if the Company is or becomes a Reporting Company, cause the Plan or any option granted under the Plan to fail to comply with Rule 16b-3 (if applicable to the Plan or such option).


13.   General Restrictions

            (a) Investment Representations. The Board or Committee may require any person to whom an option is granted, as a condition of exercising such option or award, to give written assurances in substance and form satisfactory to the Board or Committee to the effect that such person is acquiring the Common Stock subject to the option or award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Board or Committee deems necessary or appropriate in order to comply with applicable federal and state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any "lock-up" or other restriction on transferability.

            (b) Compliance With Securities Law. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition, is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, except to the extent expressly permitted by the Board, such option or award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board or the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval, or to satisfy


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                                                                           DRAFT

such condition. In addition, Common Stock issued upon the exercise of options may bear such legends as the Company may deem advisable to reflect restrictions which may be imposed by law, including, without limitation, the Securities Act of 1933, as amended, any state "blue sky" or other applicable federal or state securities law.


14.  Rights as a Stockholder
     -----------------------

            The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any right to vote or to receive dividends or non-cash distributions with respect to such shares) until the effective date of exercise of such option and then only to the extent of the shares of Common Stock so purchased. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of exercise.


15.  Adjustment Provisions for Recapitalizations,
     Reorganizations and Related Transactions
     ----------------------------------------

            (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then-outstanding options under the Plan, and (z) the price for each share subject to any then-outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (A) would cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, (B) if the Company is or becomes a Reporting Company, would cause the Plan or any option granted under the Plan to fail to comply with Rule 16b-3 (if applicable to the Plan or such option), or (C) would be considered as the adoption of a new plan requiring stockholder approval.

            [(b) Reorganization, Merger and Related Transactions. All outstanding options under the Plan shall become fully exercisable following the occurrence of any Trigger Event (as defined below), whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a "Trigger Event" is any one of the following events, other than in connection with the initial public offering of the Common
Stock:

               (i) the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any Affiliate, any employee benefit plan of the Company or of any Affiliate or any entity holding shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which


                                      -7-
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                                                                           DRAFT

      acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 51% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the Company would be entitled in the election of the Board were an election held on such date; provided, however, that the sale of voting securities by the Company, to a person or group, prior to such person or group acquiring such 51% of the voting securities, shall be excluded from the operation of this section 15(b)(i) with the advance approval of the Board of Directors;

               (ii) the date, during any period of two (2) consecutive years, when individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period; and

               (iii) the date of approval by the stockholders of the Company of an agreement (a "reorganization agreement") providing for:

                  (A) The merger or  consolidation  of the Company  with another corporation (x) where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or

                  (B) The sale or other  disposition of all or substantially all the assets of the Company.]

            (b) Board Authority to Make Adjustments.  Any adjustments under this
Section 15 will be made by the Board or the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.


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16.  No Employment Rights
     --------------------

            Nothing contained in the Plan or in any option agreement shall confer upon any optionee any right with respect to the continuation of his or her employment or other relationship with the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates at any time to terminate such employment or relationship or to increase or decrease the compensation of the optionee.


17.  Amendment, Modification or Termination of the Plan
     --------------------------------------------------

            (a) The Board may at any time modify, amend or terminate the Plan, provided that to the extent required by applicable law, any such modification, amendment or termination shall be subject to the approval of the stockholders of the Company.

            (b) The modification, amendment or termination of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board or the Committee may amend or modify outstanding option agreements in a manner not inconsistent with the Plan. Notwithstanding the foregoing, the Board shall have the right (but not the obligation), without the consent of the optionee affected, to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Option agreements granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, (ii) if the Company is or becomes a Reporting Company, the terms and provisions of the Plan and the option agreements entered into in connection with any outstanding options to the extent necessary to ensure the qualification of the Plan and such options under Rule 16b-3 (if applicable to the Plan and such options), and (iii) if the Company is or becomes a Reporting Company, the terms and provisions of the Plan and the option agreements entered into in connection with any outstanding option to the extent that the Board determines necessary to preserve the deduction of compensation paid to certain optionees who are "covered employees," within the meaning of Treasury Regulation
Section 1.162-27(c)(2), as a result of the grant or exercise of options under the Plan.


18.  Withholding
     -----------

            (a) The Company shall have the right to deduct and withhold from payments or distributions of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be so deducted and withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part by (i) causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option, (ii) delivering to the Company shares of Common Stock already owned by the optionee, or (iii) delivering to the Company cash or a check to the order of the Company in

                                                                           DRAFT

an amount equal to the amount required to be so deducted and withheld. The shares delivered in accordance with method (ii) above or withheld in accordance with method (i) above shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made (with the Company's approval) an election pursuant to method (i) or (ii) of this Section 18(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

            (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two (2) years from the date the option was granted or within one (1) year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company or its Affiliate at the time of such disposition.


19.  Cancellation and New Grant of Options, etc.
     -------------------------------------------

            The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionee(s) the
(i) cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan (or any successor stock option plan of the Company) covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options, or (ii) amendment of the terms of the option agreements entered into in connection with any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.


20.  Effective Date and Duration of the Plan
     ---------------------------------------

            (a) Effective Date. The Plan shall become effective when adopted by the Board, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan shall become effective as of the latest of (i) the date of adoption by the Board, (ii) the date set forth in the amendments or (iii) in the case of any amendment requiring stockholder approval (as set forth in Section 17), the date such amendment is approved by the Company's stockholders. Notwithstanding the foregoing, no Incentive Stock Option granted on or after the effective date of any such amendment requiring stockholder approval to qualify for incentive stock option treatment under Section 422 of the Code shall become exercisable unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months of


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the  Board's  adoption  of such  amendment,  no options  granted on or after the effective date of such amendment shall be deemed  Incentive Stock Options and no
Incentive  Stock  Options  shall  be  granted   thereafter.   Subject  to  above
limitations, options may be granted under the Plan at any time after the effective date of the Plan and before the date fixed for termination of the Plan.

            (b) Termination. Unless sooner terminated by the Board, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board. After termination of the Plan, no further options may be granted under the Plan; provided, however, that such termination will not affect any options granted prior to termination of the Plan.


21.  Governing Law
     -------------

            The provisions of this Plan shall be governed and construed in accordance with the laws of the State of [Delaware] without regard to the principles thereof relating to the conflicts of laws.


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